Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-4 (No. 333-170754) of Northeast Utilities of our report dated February 9, 2011 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in NSTAR's Annual Report on Form 10K for the year ended December 31, 2010.

/s/	PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Boston, Massachusetts

February 25, 2011